Exhibit 99

FOR IMMEDIATE RELEASE
March 22, 2016

Cintas Corporation Announces
Fiscal 2016 Third Quarter Results

CINCINNATI, March 22, 2016 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its third quarter of fiscal year 2016 ended February 29, 2016.

Revenue for the third quarter of fiscal year 2016 was $1.216 billion, an increase of 9.7% over the prior year period. Organic growth, which adjusts for the impacts of acquisitions and foreign currency exchange rate fluctuations, was 6.8%.

Operating income for the third quarter of fiscal year 2016 of $193.0 million increased 11.1% from the prior year period. Operating income margin improved to 15.9% from 15.7% of revenue in last year’s third quarter.

Net income from continuing operations for the third quarter of fiscal year 2016 was $117.3 million compared to $100.3 million in the prior year period, and earnings per diluted share (EPS) from continuing operations for the third quarter of fiscal year 2016 were $1.05 compared to $0.85 for the prior year period. Third quarter of fiscal 2016 net income and EPS from continuing operations increased 16.9% and 23.5%, respectively, compared to the prior year period. Net income from continuing operations as a percent of revenue improved to 9.6% from 9.0% in last fiscal year’s third quarter.

Since the beginning of fiscal year 2016, Cintas repurchased about 5.7 million shares under its buyback program at an aggregate cost of $482.9 million, including $100.0 million of repurchases in the third quarter. At the end of the third quarter, Cintas still has $280.0 million available under the current Board of Directors stock repurchase authorization.

Scott D. Farmer, Cintas’ Chief Executive Officer, stated, “We recently initiated our first national branding campaign and introduced our new tagline, Ready for the WorkdayTM. This new tagline speaks to the value we provide our customers in helping them prepare for their workdays, and we’re excited about the energy surrounding this campaign.  Our third quarter results are a reflection of the success we’ve had in getting our customers Ready for the WorkdayTM.” Fiscal 2016 third quarter organic growth was 6.1% for the Uniform Rental and Facility Services reportable operating segment and 11.9% for the First Aid and Safety Services segment. Mr. Farmer added, “We continue to reach new businesses and add value to existing customers by addressing their specific needs with our innovative products and services. Our organic growth rates remain strong and well in excess of gross domestic product and employment growth.  Our employees, whom we call partners, have done an outstanding job of being READYTM for our customers.”

FISCAL YEAR 2016 GUIDANCE

As a result of our third quarter results, we are updating our annual guidance. We expect fiscal 2016 revenue to be in the range of $4.860 billion to $4.890 billion and fiscal 2016 EPS from continuing operations to be in the range of $3.98 to $4.03. This guidance does not include any potential deterioration in the U.S. economy or share buybacks.

The table below provides a comparison of fiscal 2015 revenue to our fiscal 2016 revenue guidance.

Revenue Guidance (dollar amounts in millions)	Fiscal 2015	Fiscal 2016 Low End of Range	Growth vs. Fiscal 2015	Fiscal 2016 High End of Range	Growth vs. Fiscal 2015

Revenue	$4,476.9	$4,860.0	8.6%	$4,890.0	9.2%

The table below provides a comparison of fiscal 2015 adjusted EPS to our fiscal 2016 EPS from continuing operations guidance. We present fiscal 2015 EPS as adjusted because we believe it is more representative of the ongoing performance of Cintas.

EPS Guidance	Fiscal 2015	Fiscal 2016 Low End of Range	Growth vs. Fiscal 2015	Fiscal 2016 High End of Range	Growth vs. Fiscal 2015

EPS, excluding below items	$3.35	$3.98	18.8%	$4.03	20.3%
Impact of sale of stock in equity investment	0.11
Impact of discontinued operations	0.17
Total Reported Cintas EPS	$3.63

About Cintas

Headquartered in Cincinnati, Cintas Corporation provides highly specialized services to businesses of all types primarily throughout North America. Cintas designs, manufactures and implements corporate identity uniform programs, and provides entrance mats, restroom supplies, first aid and safety services and fire protection services. Cintas is a publicly held company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of the Standard & Poor’s 500 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, our ability to promptly and effectively integrate acquisitions, including ZEE Medical; our ability to realize any synergies from acquisitions, including ZEE Medical; the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions, including the acquisition of ZEE Medical; fluctuations in costs of materials and labor including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, tariffs and other political, economic and regulatory risks; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002; disruptions caused by the inaccessibility of computer systems data, including cybersecurity risks; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events; the amount and timing of repurchases of our common stock, if any; changes in federal and state tax and labor laws; the reactions of competitors in terms of price and service; the ultimate impact of the Affordable Care Act; and the finalization of our financial statements for the quarter ended February 29, 2016. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2015 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information, contact:
J. Michael Hansen, Vice President-Finance and Chief Financial Officer - 513-701-2079
Paul F. Adler, Vice President and Treasurer - 513-573-4195

 Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	February 29, 2016	February 28, 2015	% Change
Revenue:
Uniform rental and facility services	$936,565	$883,401	6.0%
Other	279,518	225,446	24.0%
Total revenue	1,216,083	1,108,847	9.7%

Costs and expenses:
Cost of uniform rental and facility services	524,656	501,273	4.7%
Cost of other	166,819	132,267	26.1%
Selling and administrative expenses	331,656	301,690	9.9%

Operating income	192,952	173,617	11.1%

Interest income	(335)	(96)	249.0%
Interest expense	16,163	16,254	(0.6)%

Income before income taxes	177,124	157,459	12.5%
Income taxes	59,845	57,128	4.8%
Income from continuing operations	117,279	100,331	16.9%
Income (loss) from discontinued operations, net of tax	62	(5,448)	101.1%
Net income	$117,341	$94,883	23.7%

Basic earnings (loss) per share:
Continuing operations	$1.07	$0.86	24.4%
Discontinued operations	0.00	(0.05)	100.0%
Basic earnings per share	$1.07	$0.81	32.1%

Diluted earnings (loss) per share:
Continuing operations	$1.05	$0.85	23.5%
Discontinued operations	0.00	(0.05)	100.0%
Diluted earnings per share	$1.05	$0.80	31.3%

Weighted average number of shares outstanding	107,843	116,178
Diluted average number of shares outstanding	109,463	117,867

 Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Nine Months Ended
	February 29, 2016	February 28, 2015	% Change
Revenue:
Uniform rental and facility services	$2,812,677	$2,648,574	6.2%
Other	821,376	685,729	19.8%
Total revenue	3,634,053	3,334,303	9.0%

Costs and expenses:
Cost of uniform rental and facility services	1,569,250	1,497,771	4.8%
Cost of other	488,651	401,855	21.6%
Selling and administrative expenses	997,344	915,989	8.9%

Operating income	578,808	518,688	11.6%

Gain on sale of stock of an equity method investment	—	21,739	(100.0)%

Interest income	(565)	(168)	236.3%
Interest expense	48,746	48,766	0.0%

Income before income taxes	530,627	491,829	7.9%
Income taxes	191,697	181,892	5.4%
Income from continuing operations	338,930	309,937	9.4%
Income from discontinued operations, net of tax	223,692	15,466	1,346.3%
Net income	$562,622	$325,403	72.9%

Basic earnings per share:
Continuing operations	$3.06	$2.64	15.9%
Discontinued operations	2.02	0.13	1,453.8%
Basic earnings per share	$5.08	$2.77	83.4%

Diluted earnings per share:
Continuing operations	$3.01	$2.60	15.8%
Discontinued operations	1.99	0.13	1,430.8%
Diluted earnings per share	$5.00	$2.73	83.2%

Weighted average number of shares outstanding	108,923	116,653
Diluted average number of shares outstanding	110,612	118,214

CINTAS CORPORATION SUPPLEMENTAL DATA

	Three Months Ended
	February 29, 2016	February 28, 2015
Uniform rental and facility services gross margin	44.0%	43.3%
Other gross margin	40.3%	41.3%
Total gross margin	43.1%	42.9%
Net margin, continuing operations	9.6%	9.0%

	Nine Months Ended
	February 29, 2016	February 28, 2015
Uniform rental and facility services gross margin	44.2%	43.4%
Other gross margin	40.5%	41.4%
Total gross margin	43.4%	43.0%
Net margin, continuing operations	9.3%	9.3%

Computation of Diluted Earnings Per Share from Continuing Operations

	Three Months Ended
	February 29, 2016	February 28, 2015
Income from continuing operations	$117,279	$100,331
Less: income from continuing operations allocated to participating securities	1,871	733
Income from continuing operations available to common shareholders	$115,408	$99,598

Basic weighted average common shares outstanding	107,843	116,178
Effect of dilutive securities - employee stock options	1,620	1,689
Diluted weighted average common shares outstanding	109,463	117,867

Diluted earnings per share from continuing operations	$1.05	$0.85

	Nine Months Ended
	February 29, 2016	February 28, 2015
Income from continuing operations	$338,930	$309,937
Less: income from continuing operations allocated to participating securities	5,500	2,666
Income from continuing operations available to common shareholders	$333,430	$307,271

Basic weighted average common shares outstanding	108,923	116,653
Effect of dilutive securities - employee stock options	1,689	1,561
Diluted weighted average common shares outstanding	110,612	118,214

Diluted earnings per share from continuing operations	$3.01	$2.60

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides additional non-GAAP financial measures of revenue and related growth, gross margin, operating income, net income, earnings per diluted share, and cash flow. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. Reconciliations of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are shown in the tables within the narrative of the press release or below.

Computation of Workday Adjusted Revenue Growth

	Nine Months Ended
	February 29, 2016	February 28, 2015	Growth %
	A	B	G
Revenue	$3,634,053	$3,334,303	9.0%
			G=(A-B)/B
	C	D
Workdays in the period	196	195

	E	F	H
Revenue adjusted for workday difference	$3,615,512	$3,334,303	8.4%
			H=(E-F)/F
	E=(A/C)*D	F=(B/D)*D
Management believes that workday adjusted revenue growth is valuable to investors because it reflects the revenue performance compared to a prior period with the same number of revenue generating days.

Computation of Free Cash Flow

	Nine Months Ended
	February 29, 2016	February 28, 2015
Net cash provided by operations	$297,154	$377,646
Capital expenditures	(207,502)	(163,040)
Free cash flow	$89,652	$214,606
Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

Results from Continuing Operations as Reported and as Adjusted

The tables below present summary results for the nine months ended February 29, 2016 and February 28, 2015, as reported and as adjusted. The adjustments between results as reported and as adjusted are explained below. We present net income from continuing operations and EPS from continuing operations, as adjusted, because we believe they are more representative of the ongoing performance of Cintas.

For the nine months ended February 29, 2016	As Reported (see Note 1)	Adjustments	As Adjusted	Increase

Net income, continuing operations	$338,930	$—	$338,930	14.4%
Net income margin, continuing operations	9.3%		9.3%

Diluted earnings per share, continuing operations	$3.01	$—	$3.01	20.9%

For the nine months ended February 28, 2015	As Reported (see Note 1)	Adjustments (see Note 2)	As Adjusted

Net income, continuing operations	$309,937	$13,630	$296,307
Net income margin, continuing operations	9.3%		8.9%

Diluted earnings per share, continuing operations	$2.60	$0.11	$2.49
Note 1 - The "As Reported" figures for both fiscal 2016 and 2015 reflect the change in classification of the Document Storage and Imaging business and the investment in the Shred-it Partnership to discontinued operations within the Consolidated Condensed Statements of Income.

Note 2 - During the fiscal 2015 first quarter, Cintas recognized a gain on the sale of stock in an equity method investment in the net amount of $13.6 million, equal to EPS of $0.11.

SUPPLEMENTAL SEGMENT DATA
The results below reflect the segments effective June 1, 2015 as previously described. All prior fiscal year results presented below have been restated to reflect these new segments.

	Uniform Rental and Facility Services	First Aid and Safety Services	All Other	Corporate(1)	Total

For the three months ended February 29, 2016
Revenue	$936,565	$119,064	$160,454	$—	$1,216,083
Gross margin	$411,909	$50,241	$62,458	$—	$524,608
Selling and administrative expenses	$244,407	$37,607	$49,642	$—	$331,656
Interest income	$—	$—	$—	$(335)	$(335)
Interest expense	$—	$—	$—	$16,163	$16,163
Income (loss) before income taxes	$167,502	$12,634	$12,816	$(15,828)	$177,124

For the three months ended February 28, 2015
Revenue	$883,401	$79,471	$145,975	$—	$1,108,847
Gross margin	$382,128	$37,584	$55,595	$—	$475,307
Selling and administrative expenses	$229,963	$26,286	$45,441	$—	$301,690
Interest income	$—	$—	$—	$(96)	$(96)
Interest expense	$—	$—	$—	$16,254	$16,254
Income (loss) before income taxes	$152,165	$11,298	$10,154	$(16,158)	$157,459

As of and for the nine months ended February 29, 2016
Revenue	$2,812,677	$338,990	$482,386	$—	$3,634,053
Gross margin	$1,243,427	$144,379	$188,346	$—	$1,576,152
Selling and administrative expenses	$741,249	$108,306	$147,789	$—	$997,344
Interest income	$—	$—	$—	$(565)	$(565)
Interest expense	$—	$—	$—	$48,746	$48,746
Income (loss) before income taxes	$502,178	$36,073	$40,557	$(48,181)	$530,627
Assets	$3,050,138	$436,390	$357,863	$386,819	$4,231,210

As of and for the nine months ended February 28, 2015
Revenue	$2,648,574	$241,666	$444,063	$—	$3,334,303
Gross margin	$1,150,803	$112,635	$171,239	$—	$1,434,677
Selling and administrative expenses	$694,255	$80,413	$141,321	$—	$915,989
Gain on sale of stock of an equity method investment	$—	$—	$—	$21,739	$21,739
Interest income	$—	$—	$—	$(168)	$(168)
Interest expense	$—	$—	$—	$48,766	$48,766
Income (loss) before income taxes	$456,548	$32,222	$29,918	$(26,859)	$491,829
Assets	$2,908,813	$264,357	$340,705	$752,471	$4,266,346
(1) Corporate Assets include cash and marketable securities in all periods. Corporate Assets as of February 28, 2015 include the investment in the Shred-it Partnership and the Storage assets that were classified as Assets Held for Sale.

Cintas Corporation
Consolidated Balance Sheets
(In thousands except share data)

	February 29, 2016	May 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$315,116	$417,073
Marketable securities	71,703	16,081
Accounts receivable, net	550,748	496,130
Inventories, net	255,203	226,211
Uniforms and other rental items in service	539,401	534,005
Income taxes, current	—	936
Assets held for sale	—	21,341
Prepaid expenses and other current assets	26,653	24,030
Total current assets	1,758,824	1,735,807

Property and equipment, at cost, net	964,680	871,421

Investments	118,607	329,692
Goodwill	1,284,434	1,195,612
Service contracts, net	86,380	42,434
Other assets, net	18,285	17,494
	$4,231,210	$4,192,460

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$151,833	$109,607
Accrued compensation and related liabilities	84,992	88,423
Accrued liabilities	319,438	309,935
Income taxes, current	52,541	—
Liabilities held for sale	—	704
Long-term debt due within one year	250,000	—
Total current liabilities	858,804	508,669

Long-term liabilities:
Long-term debt due after one year	1,050,000	1,300,000
Deferred income taxes	240,714	339,327
Accrued liabilities	131,586	112,009
Total long-term liabilities	1,422,300	1,751,336

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value: 425,000,000 shares authorized FY16: 179,368,804 issued and 107,064,235 outstanding FY15: 178,117,334 issued and 111,702,949 outstanding	399,927	329,248
Paid-in capital	184,442	157,183
Retained earnings	4,674,975	4,227,620
Treasury stock: FY16: 72,304,569 shares FY15: 66,414,385 shares	(3,275,564)	(2,773,125)
Accumulated other comprehensive loss	(33,674)	(8,471)
Total shareholders’ equity	1,950,106	1,932,455

	$4,231,210	$4,192,460

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended
	February 29, 2016	February 28, 2015
Cash flows from operating activities:
Net income	$562,622	$325,403

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	110,535	104,950
Amortization of intangible assets	12,136	11,090
Stock-based compensation	57,169	36,016
Gain on Storage Transactions	(15,786)	(35,036)
Loss on investment in Shred-it Partnership	24,288	4,570
Gain on sale of investment in Shred-it Partnership	(374,026)	—
Gain on sale of stock of an equity method investment	—	(21,739)
Deferred income taxes	(74,540)	15,428
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(41,523)	(3,168)
Inventories, net	(24,009)	15,370
Uniforms and other rental items in service	(6,905)	(22,203)
Prepaid expenses and other current assets	(1,580)	(1,609)
Accounts payable	37,370	(33,615)
Accrued compensation and related liabilities	(3,731)	(7,086)
Accrued liabilities and other	(18,301)	1,841
Income taxes, current	53,435	(12,566)
Net cash provided by operating activities	297,154	377,646

Cash flows from investing activities:
Capital expenditures	(207,502)	(163,040)
Proceeds from redemption of marketable securities	327,779	18,711
Purchase of marketable securities and investments	(384,796)	(79,947)
Proceeds from Storage Transactions, net of cash contributed	35,338	154,891
Proceeds from Shredding Transactions	578,257	3,344
Proceeds from sale of stock of an equity method investment	—	29,933
Dividends received on equity method investment	—	5,247
Acquisitions of businesses, net of cash acquired	(151,731)	(13,798)
Other, net	4,433	1,583
Net cash provided by (used in) investing activities	201,778	(43,076)

Cash flows from financing activities:
Repayment of debt	(16)	(456)
Proceeds from exercise of stock-based compensation awards	22,260	31,956
Dividends paid	(115,273)	(201,941)
Repurchase of common stock	(502,439)	(314,648)
Other, net	1,153	3,139
Net cash used in financing activities	(594,315)	(481,950)

Effect of exchange rate changes on cash and cash equivalents	(6,574)	(7,588)

Net decrease in cash and cash equivalents	(101,957)	(154,968)
Cash and cash equivalents at beginning of period	417,073	513,288
Cash and cash equivalents at end of period	$315,116	$358,320